UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10986 (Commission File Number)	11-2148932 (I.R.S. Employer Identification No.)
1938 New Highway, Farmingdale, New York 11735 (Address of principal executive offices, including zip code) (631) 694-9555 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2017, Misonix, Inc. (“Misonix”) entered into a License and Exclusive Manufacturing Agreement (the “Agreement”) with Hunan Xing Hang Rui Kang Bio-technologies Co., Ltd., a Chinese corporation (the “Licensee”) under which Misonix has licensed certain manufacturing and distribution rights to its SonaStar product line in China, Hong Kong and Macau (the “Territory”) in exchange for payments totaling at least $11,000,000.

Pursuant to the Agreement, Licensee will pay Misonix: (i) initial amounts consisting of upfront fees and stocking orders totaling $5,000,000, payable in five (5) equal monthly installments of $1,000,000 each; (ii) royalty payments from the sale of SonaStar products in the Territory, including minimum royalty payments of $2,000,000 per calendar year in each of 2019, 2020, and 2021; and (iii) reimbursement of technology transfer costs in an amount up to $1,000,000. The Agreement also provides that Misonix will supply SonaStar products to Licensee at agreed prices during the transition period prior to Licensee’s commencement of manufacturing.

On October 20, 2017, Misonix issued a press release with respect to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits – The following exhibit was filed as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: October 20, 2017	By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Chief Executive Officer